UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 29, 2008
Date of Report (Date of earliest event reported)

NICOR INC.
(Exact name of registrant as specified in its charter)

Illinois	1-7297	36-2855175
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1844 Ferry Road
Naperville, Illinois 60563-9600
 (Address of principal executive offices) (Zip Code)

(630) 305-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 7.01 of Form 8-K.

On April 29, 2008, Nicor Inc.’s wholly-owned public utility subsidiary, Northern Illinois Gas Company d/b/a Nicor Gas Company (“Nicor Gas”), issued a press release announcing that it filed with the Illinois Commerce Commission (“ICC”) for an increase in rates to help ensure that it continues to provide its 2.2 million customers in northern Illinois with safe and reliable natural gas service.

The requested new rates would add approximately $4.60 per month to the average residential customer bill. If granted after ICC review, the new rates would likely take effect in the spring of 2009.

A copy of the press release issued by Nicor Gas is furnished as an exhibit to this report and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

The following is furnished as an exhibit to this report:

99.1.   Press release of Nicor Gas issued April 29, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                             Nicor Inc.

Date     April 29, 2008                                                                                                                                                                        /s/ PAUL C. GRACEY, JR.
                                                                                                                                                                                                             Paul C. Gracey, Jr.
                             Senior Vice President, General Counsel
                                                                                                                                                                                                             and Secretary

Exhibit Index

Exhibit Number	Description of Documents

99.1	Press release of Nicor Gas issued April 29, 2008.